INCREMENTAL TERM LOAN AGREEMENT

Dated as of April 22, 2020

among

Tractor Supply Company,
as the Borrower,

THE GUARANTORS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

REGIONS BANK,

as Syndication Agent,

FIFTH THIRD BANK, NATIONAL ASSOCIATION

and

U.S. BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

THE OTHER INCREMENTAL TERM LOAN LENDERS PARTY HERETO

Arranged By:

WELLS FARGO SECURITIES, LLC
and
REGIONS CAPITAL MARKETS,
a division of Regions Bank,
as Joint Lead Arrangers and Joint Bookrunners

INCREMENTAL TERM LOAN AGREEMENT

THIS INCREMENTAL TERM LOAN AGREEMENT dated as of April 22, 2020 (this “Agreement”) is by and among each of the Persons identified as “Incremental Term Loan Lenders” on the signature pages hereto (the “Incremental Term Loan Lenders”), Tractor Supply Company (the “Borrower”), the Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement dated as of February 19, 2016 (as amended, modified, supplemented, increased or extended from time to time, the “Credit Agreement”) among the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent, the Lenders have agreed to provide the Borrower with a revolving credit and term loan facility;

WHEREAS, pursuant to Section 3.4(c) of the Credit Agreement, the Borrower has requested that an Incremental Term Loan in the principal amount of $350,000,000 be extended under the Credit Agreement; and

WHEREAS, each Incremental Term Loan Lender has agreed to provide its portion of the Incremental Term Loan on the terms and conditions set forth herein and to become an “Incremental Term Loan Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Each Incremental Term Loan Lender severally agrees to make its portion of the Incremental Term Loan in a single advance to the Borrower on April 22, 2020 in the amount of its Incremental Term Loan Commitment; provided that, after giving effect to such advance, the sum of (a) the aggregate amount of all increases in the Revolving Committed Amount pursuant to Section 3.4(c) of the Credit Agreement plus (b) the aggregate original principal amount of all Incremental Term Loans made pursuant to Section 2.1(c) of the Credit Agreement shall not exceed $650,000,000. The Incremental Term Loan Commitment and Applicable Percentage for each of the Incremental Term Loan Lenders shall be as set forth on Schedule 2.1 attached hereto. The existing Schedule 2.1 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.1 attached hereto.

2. The Applicable Rate with respect to the Incremental Term Loan made on the date hereof shall be the applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date:

Pricing Tier	Leverage Ratio	Eurodollar Loans	Base Rate Loans
I	≥ 3.5	2.50%	1.50%
II	≥ 3.0 but < 3.5	2.25%	1.25%
III	≥ 2.5 but < 3.0	2.00%	1.00%
IV	≥ 2.0 but < 2.5	1.75%	0.75%
V	≥ 1.5 but < 2.0	1.50%	0.50%
VI	< 1.5	1.25%	0.25%

The Applicable Rates shall be determined and adjusted quarterly on the Calculation Date; provided, however, (i) the initial Applicable Rates shall be based on Pricing Level IV and shall remain at Pricing Level IV until the first Calculation Date to occur subsequent to April 22, 2020 and (ii) if the Borrower fails to provide the officer’s certificate as required by Section 7.1(c) of the Credit Agreement for the last day of the most recently ended fiscal quarter of the Consolidated Parties, the Applicable Rate from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer’s certificate is provided, whereupon the Applicable Rate shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Rate shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Rates shall be applicable to all Incremental Term Loans made on the date hereof. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 3.15 of the Credit Agreement.

3. Notwithstanding anything to the contrary in the Credit Agreement or any other Credit Document, if the Eurodollar Base Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of and limited to this Incremental Term Loan.

4. The Maturity Date for such Incremental Term Loan shall be April 21, 2021.

5. The Borrower shall repay the outstanding principal amount of such Incremental Term Loan on the Maturity Date, unless accelerated sooner pursuant to Section 9.2 of the Credit Agreement.

6. Each Incremental Term Loan Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Incremental Term Loan Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

7. Each of the Administrative Agent, the Borrower, and the Guarantors agrees that, as of the date hereof, each Incremental Term Loan Lender shall (a) be a party to the Credit Agreement and the other Credit Documents, (b) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

8. The address of each Incremental Term Loan Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Incremental Term Loan Lender to the Administrative Agent.

9. This Agreement shall become effective as of the date hereof upon satisfaction of the following conditions: (a) receipt by the Administrative Agent of counterparts of this Agreement executed by the Credit Parties, each Incremental Term Loan Lender and the Administrative Agent, (b) receipt by the Administrative Agent, for the account of each Incremental Term Loan Lender, of a fee in an amount equal to 0.20% of such Incremental Term Loan Lender’s Incremental Term Loan Commitment hereunder, and (c) that certain Second Amendment to Credit Agreement, dated as of the date hereof, among the Credit Parties, the Lenders party thereto and the Administrative Agent shall be, or contemporaneously with this Agreement will be, effective.

10. This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. This Agreement and any other Credit Document may be executed and delivered by electronic means (including electronic image, facsimile, “.pdf”, “.tif” and “.jpeg”), and thereupon such agreement, certificate or instrument shall be treated in each case and in all manner and respects and for all purposes as an original agreement, certificate or instrument and shall be considered to have the same binding legal effect as if it were an original manually-signed counterpart thereof delivered in person. No party to this Agreement or any other Credit Document shall assert the fact that electronic means were used to make or deliver a signature, or the fact that any signature, agreement, certificate or instrument was created, transmitted or communicated through the use of electronic means, as a defense to the formation, effectiveness, validity or enforceability of any such agreement, certificate or instrument.

11. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

INCREMENTAL TERM
LOAN LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

REGIONS BANK

By:
Name:
Title:

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

TRUIST BANK

By:
Name:
Title:

PINNACLE BANK

By:
Name:
Title:

BORROWER: Tractor Supply Company,
a Delaware corporation

By:
Name: Kurt D. Barton
Title: Executive Vice President and Chief Financial Officer

Subsidiary
GUARANTORS: Tractor Supply Co. of Michigan, LLC,
a Michigan limited liability company

By: Tractor Supply Company, a Delaware corporation, its sole member

By:
Name: Kurt D. Barton
Title: Executive Vice President and Chief Financial Officer

Tractor Supply Co. of Texas, LP,
a Texas limited partnership

By: Tractor Supply Company, a Delaware corporation, its General Partner

By:
Name: Kurt D. Barton
Title: Executive Vice President and Chief Financial Officer

Accepted and Agreed:

Wells Fargo Bank, National Association,
as Administrative Agent

By:
Name:
Title:

Schedule 2.1

Lender	Incremental Term Loan Commitment	Applicable Percentage of Incremental Term Loan Commitments
Wells Fargo Bank, National Association	$50,000,000	14.285714286%
Regions Bank	$114,000,000	32.571428571%
Fifth Third Bank, National Association	$75,000,000	21.428571429%
U.S. Bank National Association	$75,000,000	21.428571429%
Truist Bank	$20,000,000	5.714285714%
Pinnacle Bank	$16,000,000	4.571428571%
TOTAL:	$350,000,000	100.000000000%